Exhibit 99.1

SMITH MICRO SOFTWARE SUSPENDS 2011 ANNUAL REVENUE GUIDANCE
Company Will Move to Quarterly Revenue Guidance For the Balance of 2011;
Company Will Hold Investor Conference Call to Discuss Recent Developments
ALISO VIEJO, CA — February 8, 2011 — Smith Micro Software, Inc. (NASDAQ: SMSI) announced today that it has suspended its full-year 2011 revenue guidance. Subsequent to providing 2011 revenue guidance on January 11, 2011, the Company has become aware that orders in the first quarter for our core connection manager product, primarily from a key customer, will fall below expected levels. We believe this has occurred as a result of our customer carrying sufficient inventory to support sales of mobile broadband services for the first quarter.
We now expect first quarter 2011 revenues to be in the range of $15-20 million. Based on current information, we anticipate that the pace of sales for mobile broadband devices using our software will begin to return to more typical order levels in future quarters.
As a result of these developments, we feel that it is prudent to suspend our 2011 annual revenue guidance. We intend to provide quarterly revenue guidance during the remainder of 2011.
“The first half of 2011 is a time of exciting developments for the wireless industry. The rollout of new wireless networks are major new initiatives that take time to fully develop,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We believe that our customer relationships remain strong, and the current first quarter revenue impact is due primarily to the timing of new product roll-outs and sales of existing inventory.”
The Company will hold a conference call to discuss these recent developments. The call will begin at 9:00 a.m. Eastern time on Wednesday, February 9, 2011 and can be accessed through the following:

Date and Time:	February 9, 2011, 9:00 am ET

News Release:	Visit Investor Relations section of www.smithmicro.com

Teleconference:	Dial 877-941-6011 ten minutes prior to the start of the call. International participants can call 480-248-5085. The passcode is SMSI

Internet Webcast:	www.smithmicro.com

Replay:	The conference call webcast will be available for replay and can be accessed at www.smithmicro.com.
In addition, the Company has canceled its appearance at the Stifel Nicolaus Technology, Communications & Internet Conference 2011. As a result, there will be no webcast as previously planned on Wednesday, February 9th at 10:20 am PT.
The Company will release its fourth quarter and full-year 2010 financial results on February 24, 2011, which are expected to be in line with our previously announced preliminary estimates.
About Smith Micro Software, Inc.:
Smith Micro Software, Inc. develops mobile applications and solutions for the communications industry. Our portfolio of products and services spans Connectivity Management, Communications and
Content Management solutions. Smith Micro’s solutions include client and server software applications to help its customers manage their software investments.
More information about Smith Micro Software (NASDAQ: SMSI) can be found on smithmicro.com.
Safe Harbor Statement:
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the Company’s 2011 revenue guidance, its first quarter 2011 revenues, the pace recovery of our customer orders, its financial prospects and other projections of its performance, the Company’s ability to increase its business and the anticipated timing and financial performance of its new products and potential acquisitions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the Company’s products from its customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the Company’s ability to compete effectively with other software companies. These and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the Company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

INVESTOR RELATIONS INQUIRIES:
Thomas P. Matthews	Charles Messman, Todd Kehrli
Smith Micro Software, Inc.	MKR Group
Chief Strategy Officer	+1 (323) 468-2300
+1 (949) 362-5800	smsi@mkr-group.com